Exhibit T3E-8

Angiotech Pharmaceuticals, Inc.

Supplement No. 3

dated August 8, 2012 to the

Offering Memorandum and Consent Solicitation Statement

dated July 3, 2012, as supplemented on July 9, 2012 and July 27, 2012

Offer to Exchange

New 9% Senior Notes due 2016

for up to

$225,000,000 Senior Floating Rate Notes due 2013

and

Solicitation of Consents to Amend the Indenture dated as of

May 12, 2011

THIS EXCHANGE OFFER AND CONSENT SOLICITATION WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON AUGUST 9, 2012, UNLESS EXTENDED OR EARLIER TERMINATED BY US (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED OR EARLIER TERMINATED, THE “EXPIRATION TIME”). HOLDERS OF EXISTING NOTES (AS DEFINED HEREIN) MUST TENDER THEIR EXISTING NOTES PRIOR TO THE EXPIRATION TIME TO RECEIVE THE NEW NOTES (AS DEFINED HEREIN). TO RECEIVE THE EARLY TENDER PREMIUM (AS DEFINED HEREIN), HOLDERS OF EXISTING NOTES MUST TENDER THEIR EXISTING NOTES PRIOR TO 11:59 P.M., NEW YORK CITY TIME, ON JULY 23, 2012, UNLESS EXTENDED BY US (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED OR EARLIER TERMINATED, THE “EARLY TENDER TIME”). EXISTING NOTES TENDERED MAY BE WITHDRAWN (AND RELATED CONSENTS REVOKED UPON SUCH WITHDRAWAL) AT ANY TIME PRIOR TO THE EARLY TENDER TIME, BUT NOT THEREAFTER.

The following information supplements the Offering Memorandum and Consent Solicitation Statement, dated July 3, 2012, as supplemented on July 9, 2012 and July 27, 2012 (the “Offering Memorandum”) relating to the offer (the “Exchange Offer”) to exchange new 9% senior notes due 2016 (the “New Notes”) issued by Angiotech Pharmaceuticals (US), Inc. (“Angiotech US”) for existing Senior Floating Rate Notes due 2013 (the “Existing Notes”) of Angiotech Pharmaceuticals, Inc. (“Angiotech”), and should be read in conjunction therewith. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Offering Memorandum.

Angiotech US has agreed to consummate the Exchange Offer on behalf of Angiotech. All references in the Offering Memorandum and Offer Documents to Angiotech as the offeror with respect to the Exchange Offer are hereby amended to reflect Angiotech US as the offeror.

In addition, the Offering Memorandum is hereby amended to replace the fourth and fifth sentences of the second paragraph of the section entitled “Description of New Notes—Principal, Maturity and Interest” with the following:

“Angiotech may, at its option, pay in cash to each holder of an Existing Note that is tendered pursuant to the Exchange Offer its accrued and unpaid interest due on such Existing Note up to, but not including, the original issue date of the New Note surrendered in exchange therefor (the “Existing Note Accrued Interest”). If Angiotech elects not to pay the Existing Note Accrued Interest on an Existing Note in cash prior to the consummation of the Exchange Offer, then on the first interest payment date under a New Note, in addition to interest payable on the New Notes, Angiotech will have an obligation to pay the Existing Note Accrued Interest to the holder of such New Note.”

Except as expressly modified hereby, the Offering Memorandum and the terms of the Exchange Offer shall remain in full force and effect.

You should read this supplement together with the Offering Memorandum, including the section entitled “Risk Factors” beginning on page 14 of the Offering Memorandum. However, to the extent that any information in the Offering Memorandum is inconsistent with the information set forth in this supplement, you should rely on the information in this supplement and not on the information in the Offering Memorandum.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of this transaction or these securities or determined if this supplement or the Offering Memorandum is truthful or complete. Any representation to the contrary is a criminal offense.

ALL INQUIRIES CONCERNING THIS SUPPLEMENT OR THE EXCHANGE OFFER SHOULD BE DIRECTED TO THE INFORMATION AGENT, D.F. KING & CO., INC., AT (800) 755-7250.

August 8, 2012